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                                                                   EXHIBIT 10.10

[GETTY IMAGES LOGO]

                             DATED 5 FEBRUARY 1996

                              (1) NICK EVANS-LOMBE

                                     -and-

                             (2) GETTY IMAGES, INC.

                          ---------------------------

                               SERVICE AGREEMENT

                          ---------------------------
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             THIS AGREEMENT is made the fifth day of February 1996

BETWEEN:

(1) NICK EVANS-LOMBE of 1 Christopher Mews, Penzance Street, London, W11 4QZ ("the Executive") and

(2) GETTY IMAGES, INC. whose registered office is at 101 Bayham Street, London, NW1 OAG ("the Company).

WHEREBY it is agreed as follows:-

1.   Definitions & Interpretation

1.1 In this Agreement the following expressions shall unless the context otherwise requires bear the following meanings:-

"the Act"                     the Employment Rights Act (1996)

"Associated Company"          any company which for the time being is:

                              (a) a holding company (as defined in Section 736 of the Companies Act 1985) of the Company; and/or

                              (b) a subsidiary (as defined in Section 736 of the Companies Act 1985) of any such holding company (other than the company) or of the Company; and/or

                              (c) any other company on behalf of which the Executive carries out duties at the request of the Company

"Group Operating Profit"      operating profit before interest currency losses
                              or gains and tax

"Intellectual Property"       rights in or to patents industrial designs
                              copyright trade secrets know-how and trademarks and any other intangible property created through the application of intellect to technical or commercial matters and capable of proprietary distinction and definition

"Chief Executive Officer"     Jonathan Klein or whosoever is appointed in his
                              place by the Company

"The Stock Exchange"          The International Stock Exchange of the United
                              Kingdom and the Republic of Ireland Limited

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1.2  Any reference in this Agreement to any statute or statutory provision shall be construed as including a reference to that statute or statutory provision as from time to time amended modified extended or re-enacted whether before or after the date of this Agreement and to all statutory instruments orders and regulations for the time being made pursuant to it or deriving validity from it.

1.3 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders and words denoting persons shall include bodies corporate unincorporated associations partnerships and individuals.

1.4 Unless otherwise stated references to clauses, sub-clauses, paragraphs and sub-paragraphs relate to this Agreement.

1.5  Clause headings do not affect the interpretation of this Agreement.

2.   Appointment

2.1 The Company shall employ the Executive and the Executive shall serve the Company as Senior Vice President, Corporate Development, commencing on 5 February 1996 and shall continue thereafter until this Agreement is terminated in accordance with Clause 11 hereof or by either party giving to the other not less than six calendar months' notice.

3.   Duties of Employment

3.1 The Executive shall unless prevented by ill health or other incapacity devote the whole of his time and attention to the performance of his duties hereunder and shall faithfully and diligently exercise such powers and perform such duties in relation to the Company or any Associates Company as may from time to time be vested in or assigned to him by the Chief Executive Officer at such place or places within the United Kingdom as the Chief Executive Officer shall determine and shall obey and comply with all proper orders and directions from time to time given or made by the Chief Executive Officer. The Executive's normal place of work shall be 101 Bayham Street, London, NW1 OAG or such other place as the Company shall reasonably require. The Executive may be required to travel on business from time to time subject to Clause 6.1.

3.2 If the Company requires the Executive to work at a place which would reasonably oblige the Executive to move permanently from his then normal place of residence, the Company shall reimburse the Executive (on production of the necessary receipts or vouchers) for all removal and relocation expenses directly and reasonably incurred as a result of the Company's requirements in accordance with the Company's then current policy for relocation of executives.

3.3 The Executive's hours of work are the normal hours of the Company being 9.15am to 5.15pm Monday to Friday each week together with such additional hours as may be necessary properly to fulfil his duties.

4.   Salary

4.1 The Company shall pay to the Executive a salary at the rate of L74,375 per annum such salary to be reviewed annually in April, and to accrue from day to day and to be payable by monthly instalments in arrears on or before the last working day of each calendar month.
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4.2   The Company shall if it deems it necessary to do so be entitled to suspend the Executive but shall during such suspension continue to pay the Executive in accordance with the provisions of this Clause.

5.    Bonus Scheme and Share Options

5.1 The Executive's bonus will be calculated such that 5% of the Executive's salary will be payable on the achievement of the budgeted Group Operating Profit. Thereafter, for each additional 1% increase in the Group Operating Profit up to 25% over the budget, an additional 1% of the Executive's salary will be payable.

5.2 The bonus payable for the achievement of the Group Operating Profit will be paid in the February payroll and will be based on the prior year's management accounts. All other bonuses will be paid in the first payroll following the audit.

5.3 The details of the bonus scheme are as set out in the attached Memorandum from The Remuneration Committee dated 17 November 1995.

5.4 The Executive will be eligible to receive options under the terms of the Getty Communications Executive Share Option Plan ("the Option Plan").

6.    Expenses

6.1 The Company shall reimburse to the Executive, subject to the Executive producing proper receipts or vouchers, all travelling hotel entertainment and out of pocket expenses which may reasonably and properly be incurred in the performance of the Executive's duties pursuant to this Agreement.

6.2 The Company shall provide a fully expensed car purchased from new to a maximum value of L25,000 which the Executive may use for business and personal purposes. Should the Executive choose to receive cash in lieu of a car, the annual increase to salary will be L5,625.

6.3 The Company shall provide a car parking space, free of charge, near to the place of work at 101 Bayham Street, London, NW1 OAG.

7.    Pension and Additional Benefits

7.1 The Company will contribute 7% of the Executive's annual gross salary to a private pension scheme or to the company pension scheme, effective from the Executive's commencement date, as the Executive so chooses.

8.    Holidays

8.1 The Executive will be entitled in addition to UK public holidays to 26 working days holiday in every calendar year taken at such time or times as may be agreed between the Executive and the Chief Executive Officer.

8.2 For the holiday year commencing January 1998 the Executive will be entitled to such proportion of his annual holiday entitlement as is equal to the proportion of that holiday year during which the Executive is employed by the Company.
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8.3   The Executive may with the prior written consent of the company carry forward any unused part of his holiday entitlement to a subsequent holiday year. Holidays not taken in any calendar year and not carried forward will be lost.

8.4 The Executive's entitlement to holiday shall accrue pro rata through each year of the appointment under this Agreement.

8.5 In the event of termination of his employment for whatever reason, the Executive shall be entitled to pay in lieu of outstanding holiday entitlement. The Executive will be required to repay the Company any holiday taken in excess of his actual pro rata entitlement.

9.    Sickness

9.1 If the Executive shall be absent from duty or otherwise unable fully to perform his duties under this Agreement due to sickness or injury the Company shall continue to pay the Executive in respect of such absence such payment to be inclusive of his entitlement to any statutory sick pay to which the Executive may be entitled.

9.2 The Executive shall report or cause to be reported any such absence as soon as possible to the Company and if the Executive is so prevented for seven or more consecutive days he shall provide a medical practitioner's certificate on the eighth day and weekly thereafter. Immediately following his return to work after a period of absence of less than seven days, the Executive shall complete a self-certification form available from the Company detailing the reason of his absence when required by the Company furnish the Company with evidence satisfactory to it of the reasons for any absence from duty sickness injury or other disability of the Executive.

9.3 If the Executive does not return to or is otherwise unable to perform his duties under this Agreement for an aggregate of 9 months in any period of 12 consecutive calendar months the Company may terminate the employment of the Executive under this Agreement forthwith on a date not more than twenty eight days after the end of the last of such 9 months in which event the Company shall pay to the Executive a sum equal to 6 months salary from the date of such termination.

10.   Paternity Leave

Paternity Leave is provided by the Company.

11.   Termination

The Company may terminate summarily the employment of the Executive under this Agreement without payment in lieu of notice:

11.1 If the Executive shall have committed any serious breach or repeated or continued (after warning) any material breach of any of the terms of this Agreement;

11.2 If the Executive shall (whether or not in the course of his employment) have been guilty of gross misconduct or conduct likely to bring the business of the Company or any Associated Company into disrepute or of conduct calculated or likely to prejudice the interests of the Company or any Associated Company;

11.3 If the Executive shall have committed any act of bankruptcy or made any composition or entered into any Agreement with his creditors generally;


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11.4    If the Executive shall have been convicted of any criminal offence punishable by a term of imprisonment.

11.5 The Company shall have the right lawfully to terminate this Agreement with immediate effect by giving notice of such termination and by paying to the Executive, in lieu of salary and other benefits pursuant to this Agreement, an amount equal to the basic salary which the Executive would have earned from then until the first date upon which his employment could, apart from this Clause 11.5, have been lawfully terminated together with a further sum equivalent to the value of benefits to which the Executive would have been entitled during such period, to the extent that the Executive does not in fact receive those benefits for the whole or part of such period. Any such payment to the Executive will be subject to tax and other statutory deductions required from time to time.

11.6 If this Agreement is terminated by notice given by either party to the other, whether pursuant to Clause 2.1 or otherwise, or if the Executive wishes to resign with immediate effect but the Company refuses to accept such resignation and requires the due period of notice to be given by the Executive, then:

        11.6.1 the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide work for the Executive [but the Company may at its discretion provide suitable work for the Executive to be undertaken at the Executive's home and the Company may require the Executive to carry out special duties or projects]; and

        11.6.2 the Company may at any time or from time to time during such notice period deny the Executive access to any premises of the Company; and

        11.6.3 salary and all benefits will not cease to be payable or available to the Executive by reason only of that exclusion of the Executive from any premises of the Company until the expiry of such notice period.

11.7 On the termination of this Agreement for whatever reason the Executive shall:

        11.7.1  comply with the provision of Clause 13.1

        11.7.2 immediately deliver to the company or to its order all books, documents, papers (including copies) plan, prototypes, computer software materials, keys and other property of or relating to the business of the Company or its Associates companies then in his possession or which are or were last under his power or control.

11.8 The Executive shall not at any time after termination of this Agreement wrongfully represent himself as being employed by or connected in any way with the Company or any Associated Company.

12.     Restrictions on Activities during Employment

The Executive shall not during the continuance of his employment hereunder without the written consent of the Company be engaged or interested either directly or indirectly in any capacity in any other trade business or occupation whatsoever, provided that this provision shall not prohibit the Executive being interested as a bona fide investor in any securities of any company listed or dealt in on The Stock Exchange, the Unlisted Securities Market of The


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Stock Exchange or any other recognised securities market provided that such interest (together with that of his family being his spouse and children under the age of 18) shall not exceed 5% of those securities unless otherwise stated (see attachment to this Agreement).

13.         Confidentiality

13.1 The Executive shall not during the continuance of his employment hereunder or at any time thereafter use other than for the benefit of the Company or any Associated Company nominated by the Company or as required by law disclose or make accessible to any other person firm or company any of the confidential information trade secrets formulae or methods of doing business of the Company or any Associated Company or its or their customers and other business associates. This restriction shall cease to apply to information or knowledge which may legitimately come into the public domain.

14.         Intellectual Property

14.1 If the Executive shall while employed by the Company discover or create any Intellectual Property whether alone or jointly with others which is connected with or which in any way affects or relates to the business of the Company or of any Associated Company or is capable of being used or adapted for use therein or in connection therewith she shall forthwith disclose it to the Company and subject to the rights of the Executive under the Copyright, Designs and Patents Act 1988 such Intellectual Property shall belong to an be the absolute property of the Company or such Associated Company as the Company may nominate.

14.2 The Executive shall be entitled to a non-exclusive right to use, at all times, such Intellectual Property belonging to the Company pursuant to Clause 14.1.

14.3 The Executive if and whenever required so to do (whether during or after the termination of this Agreement) shall at the expense of the Company (or its nominee) apply or join in applying or assist the Company to apply for letters patent design registration or other similar protection in the United Kingdom or any other part of the world for any such Intellectual Property and execute instruments and do all things necessary for vesting the said letters patent or other similar protection when obtained and all right title and interest to and in the same in the Company (or its nominee) absolutely and as sole beneficial owner or in such other person as may the Company shall require.

14.4 The Executive hereby agrees that neither during the currency of this Agreement nor subsequently will he do any act or thing which may prejudice the application for the grant or the validity of any patent design right or other monopoly right in any Intellectual Property which is the property of the Company or any Associated Company.

15.         Consequences of Termination

UPON the termination of this Agreement howsoever arising:-

15.1 such of the provisions of this Agreement as are expressed to have effect after termination shall do so but without prejudice to any rights or remedies of the parties whether accrued or arising on termination; and

15.2 the provisions of Clause 13 and 14 of this Agreement relating to Confidentiality and Intellectual Property shall bind the Executive's personal representatives.
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16.  Restrictions on Termination

The Executive covenants with the Company that he will not for the period of twelve months after ceasing to be employed under the Agreement without the prior written consent of the Company in connection with the carrying on of any business in competition with the business of stock photography of the Company on his own behalf or on behalf of any person firm or company directly:

16.1 seek to procure orders from or do business with any person firm or company who has at any time during the twelve months immediately preceding such cesser done business with the Company.

Provided that nothing in this Clause shall prohibit the seeking or procuring of orders or the doing of business not relating or similar to the business of the Company described above.

17.  Reconstruction or Amalgamation

If before the expiration of this Agreement the employment of the Executive under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Executive shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation for a period not less than the unexpired term of this Agreement and on terms and conditions not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the termination of his employment hereunder by reason of such liquidation.

18.  Notices

Any notice to be given hereunder shall be in writing and shall be sufficiently served if sent or delivered in the case of the Company to its registered office for the time being and in the case of the Executive to her in person or to her usual or last known place of residence and may be sent by prepaid post or delivered by hand and proof of dispatch by one of these methods shall be deemed to be proof of receipt in the case of notices sent by first class prepaid post within the United Kingdom forty-eight hours after the time of posting and otherwise in the normal course of delivery.

No form of delivery notice by electronic means, cable or telex will be acceptable.

19.  Disciplinary and Grievance Procedures

19.1 The Executive is subject to the Company's disciplinary rules and disciplinary procedures. These rules and procedures are non-contractual and may be varied by the Company from time to time.

19.2 If the Executive has any grievance relating to his employment (other than one relating to a disciplinary decision) he should refer such grievance to the directors of the Company for resolution.

20.  Previous Agreements

This Agreement supersedes all or any previous contract of service between the company or any subsidiary or Holding Company and the Executive and any such contracts shall be deemed to have been terminated by mutual consent as from the date on which his employment hereunder shall commence.



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21.  Statutory Statement

The information contained herein and in the schedule constitutes a written statement of the terms of employment of the Executive in compliance with the provisions of the Act.

22.  Law

This Agreement is governed by and shall be construed in accordance with the laws of England.

IN WITNESS whereof the Company and the Executive have executed and delivered this Agreement as a deed on the date first stated above.
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                                  The Schedule

In accordance with the Employment Rights Act 1996 the following terms of the Executive's employment apply on the date of the Agreement to which this is a schedule.

1.   Commencement of Employment
     --------------------------

     The Executive has been continuously in the employment of the Company since 5 February 1996.

2.   Job Title
     ---------

     The Executive's job title is Senior Vice President, Corporate development

3.   Principal Place of Work
     -----------------------

     The Executive's principal place of work is 101 Bayham Street, London, NW1 0AG.

4.   Disciplinary Procedure
     ----------------------

     The Executive has been notified where a copy is available for inspection of the Company's Disciplinary Procedure which may be updated from time to time by the Company.

5.   Grievance and Appeals Procedure
     -------------------------------

     The Executive has been notified where a copy is available for inspection of the Company's Grievance Procedure which may be updated from time to time by the Company.

6.   Holiday
     -------

     The Executive is entitled to 26 working days weeks holidays with pay - see Clause 8 of the Agreement. The Executive's entitlement to holiday will accrue pro rata through each calendar year or part thereof of employment. On the cessation of employment for whatsoever reason an adjustment shall be made to the final payment of salary to the Executive by way of additional payment of salary in respect of holidays accrued if appropriate.

7.   Remuneration
     ------------

     See Clause 4.

8.   Hours of Work
     -------------

     The hours of work will be from 9.15am to 5.15pm, Monday to Friday, and any such hours as may be necessary or required from time to time.

9.   Sickness or Injury
     ------------------

     The Executive is entitled to be paid during absence from work during sickness or injury - see Clause 9.


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10.  Notices

     See Clause 18.

EXECUTED AND DELIVERED as a        )
deed by GETTY IMAGES, INC.         ) /s/ JONATHAN D. KLEIN
acting by                          )
                                   )
                                   )
     (a director)                  )
                                   )
and                                )
                                   )
(a director/secretary)             ) /s/ W K WOODHOUSE


SIGNED AND DELIVERED as a deed     )
by the said NICK EVANS-LOMBE       )  /s/ NICK EVANS-LOMBE
in the presence of                 )


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[GETTY IMAGES LOGO]


Attachment to Service Agreement dated 5 February 1996 for Nick Evans-Lombe ("the Executive").

Clause 12 Restrictions on Activities during Employment

It is hereby agreed that during the Executive's employment with the Company, the Company consents to the Executive's direct engagement in the family business "Great Melton Farms" as a partner together with the Executive's parents. The extent of the Executive's interest in the family concern currently extends to, but is not limited to, formal monthly meetings and informal irregular discussions.

NAME:     Jonathan D. Klein

SIGNATURE:     /s/ JONATHAN D. KLEIN           /s/ W K WOODHOUSE

Signed for and on behalf of the Company

NAME: Nick Evans-Lombe

SIGNATURE: /s/ NICK EVANS-LOMBE

Signed by the Executive